As filed with the Securities and Exchange Commission on December 8, 2020 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BG Staffing, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-0656684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(972) 692-2400
(Address, including zip code of Principal Executive Offices, and telephone number)

BG Staffing, Inc. 2013 Long-Term Incentive Plan
(Full title of the plan)

Dan Hollenbach
Chief Financial Officer and Secretary
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(972) 692-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brandon T. Byrne, Esq.
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
(214) 855-7437

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value per share	250,000 shares	$13.77	$3,442,500.00	$375.58

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminable number of shares of common stock that may be issued under the BG Staffing, Inc. 2013 Long-Term Incentive Plan as a result of stock splits, stock dividends, or similar transactions.

(2)
The aggregate offering price and registration fee have been calculated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The computation is based on the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange on December 4, 2020.

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EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by BG Staffing, Inc. (the “Company”), to register an additional 250,000 shares of common stock, $0.01 par value per share ("Common Stock"), for issuance pursuant to the BG Staffing, Inc. 2013 Long-Term Incentive Plan (the “Plan”). The Plan was described in the Company’s definitive Proxy Statement for its 2020 Annual Meeting of Stockholders held on November 3, 2020 and an amendment to add the additional shares to the Plan was approved by the Company’s stockholders at that meeting.

The 250,000 shares being registered hereby are in addition to the shares of Common Stock registered by the Company’s prior registration statements on Form S-8 (the “Prior Registration Statements”) filed on December 20, 2013 (File No. 333-193014) and June 20, 2017 (File No. 333-218869). The contents of the Prior Registration Statements are incorporated by reference herein except as otherwise amended or superseded hereby. After giving effect to the additional shares registered under this Registration Statement, the aggregate number of shares registered for issuance under the Plan will be 1,400,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Securities and Exchange Commission (the “Commission”) and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the Commission on March 12, 2020;

(b)	the Company’s Definitive Proxy Statement filed with the Commission on September 15, 2020;

(c)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2020 filed with the Commission on May 7, 2020;

(d)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2020 filed with the Commission on August 7, 2020;

(e)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2020, filed with the Commission on November 5, 2020;

(f)	the Company’s Current Reports on Form 8-K filed with the Commission on February 7, 2020, August 5, 2020, and November 9, 2020; and

(g)
the description of the Company’s common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A (File No. 001-36704), filed with the SEC on November 12, 2019 (including any amendments or reports filed for the purpose of updating such description).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1		Certificate of Incorporation of BG Staffing, Inc. (incorporated by reference from Amendment No. 2 to the Company’s registration statement on Form S-1 (File No. 333-191683) filed on November 4, 2013)
4.2		Bylaws of BG Staffing, Inc. (incorporated by reference from Amendment No. 2 to the Company’s registration statement on Form S-1 (File No. 333-191683) filed on November 4, 2013)
4.3		Form of Common Stock Certificate (incorporated by reference from Amendment No. 1 to the Company’s registration statement on Form S-1 (File No. 333-191683) filed on October 28, 2013)
4.4
BG Staffing, Inc. 2013 Long-Term Incentive Plan (filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on September 15, 2020 and incorporated herein by reference)

5.1*		Opinion of Norton Rose Fulbright US LLP
23.1*		Consent of Counsel (contained in Exhibit 5.1)
23.2*		Consent of Independent Registered Public Accounting Firm (Whitley Penn LLP)

	*	Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on December 8, 2020.

BG STAFFING, INC.

By:	/s/ Beth Garvey
Name:	Beth Garvey
Title:	President and Chief Executive Officer

Each person whose signature appears below hereby appoints Beth Garvey and Dan Hollenbach, and each of them, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	DATE
/s/ Beth Garvey
Beth Garvey President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2020
/s/ Dan Hollenbach
Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 8, 2020
/s/ L. Allen Baker, Jr.
L. Allen Baker, Jr. Chairman of the Board	December 8, 2020
/s/ C. David Allen, Jr.
C. David Allen, Jr. Director	December 8, 2020
/s/ Richard L. Baum, Jr.
Richard L. Baum, Jr. Director	December 8, 2020
/s/ Douglas E. Hailey
Douglas E. Hailey Director	December 8, 2020
/s/ Cynthia Marshall
Cynthia Marshall Director	December 8, 2020
/s/ Paul A. Seid
Paul A. Seid Director	December 8, 2020